Northrim News Exhibit 99.1
Headquarters: 3111 C Street, Anchorage, AK 99503
For Immediate Release

Date: Contact: Phone:	July 19, 2006 Joe Schierhorn, Chief Financial Officer (907) 261-3308

Northrim BanCorp, Inc. Reports 19% Earnings Per Share Growth in the Second Quarter

ANCHORAGE, AK—July 19, 2006—Northrim BanCorp, Inc. (the “company”) (Nasdaq: NRIM) reported today that diluted earnings per share for the quarter ended June 30, 2006 were $0.50, up 19% from the same period in 2005. For the six-month period ended June 30, 2006, diluted earnings per share were $0.99, a 19% increase from the same period in 2005.

The company’s net income for the quarter ended June 30, 2006 was $2.9 million, up 11%, from $2.7 million for the quarter ended June 30, 2005. Net income for the first six months of 2006 was $5.8 million, up 11% from $5.2 million for the same period in 2005.

“We are pleased with Northrim’s performance for the quarter and year to date,” said Marc Langland, Chairman, President, and CEO. “Our earnings growth has allowed us to increase our dividend by 14% to $0.125 per share, which provides a 2% annualized yield to our shareholders based on the recent stock price of $25 per share.”

Total assets at June 30, 2006 were $879 million, up 5% from $837 million at June 30, 2005.  Total average assets for the quarter ended June 30, 2006, were $874 million, up 7% from $818 million for the like period ended June 30, 2005.

Total loans grew 4% to $728 million at June 30, 2006, compared to $700 million at June 30, 2005. Construction loans were the major component of loan growth, increasing $31 million to $140 million, or 28%, from June 30, 2005.

Total deposits increased 4% to $761 million at June 30, 2006, up from $732 million a year ago. Total average deposits for the quarter ended June 30, 2006, were $750 million, up 6% from $709 million for the same period ended June 30, 2005. The Alaska CD, a variable-rate savings account, again led deposit growth, increasing 28% to $203 million at June 30, 2006, from $159 million at June 30, 2005. Money market deposits at June 30, 2006 grew 18%, and interest-bearing demand deposits increased 13%, over the like period in 2005.

Net interest income, before the provision for loan losses, increased 8% to $11.5 million for the quarter ended June 30, 2006, from $10.7 million for the same period of 2005.  Net interest income, as a percentage of average earning assets on a tax equivalent basis (net interest margin), for the second quarter of 2006 was 5.82%, an increase from 5.67% in the second quarter of 2005.

“Despite continued increases in short-term interest rates, Northrim’s net interest margin grew in the second quarter, primarily due to construction loan growth,” said Joe Schierhorn, Executive Vice President and Chief Financial Officer.

Interest expense on borrowings, which includes interest expense on our junior subordinated debentures, increased to $469,000 for the quarter ended June 30, 2006, from $220,000 for the quarter ended June 30, 2005, due in large part to the interest expense from the additional $10.6 million in junior subordinated debentures that the company acquired in December of 2005.

Total other operating income increased 83%, to $2.0 million, for the quarter ended June 30, 2006, from $1.1 million for the quarter ended June 30, 2005. Employee benefit plan income contributed $385,000 to other operating income for the quarter ended June 30, 2006 as the company began to realize a return on the initial investment that it made in Northrim Benefits Group in the first quarter of 2005. Purchased receivable income increased 144%, from $186,000 in the second quarter of 2005 to $453,000 for the second quarter of 2006. Equity in earnings from the company’s mortgage affiliate grew 80%, from $82,000 in the second quarter of 2005 to $148,000 for the second quarter of 2006, and other income grew 37%, from $347,000 in the second quarter of 2005 to $475,000 in the second quarter of 2006.

Total other operating expense was $7.7 million in the second quarter of 2006, an increase of 5% from $7.4 million in the same period in 2005. A portion of the increase in the salary and other personnel expense section of other operating expense in the second quarter of 2006 as compared to the second quarter of 2005 resulted from stock option expense of $53,000 as the company continued to expense stock options in 2006 as required under the provisions of Financial Accounting Standard Board Statement 123 R “Share-Based Payment.” The efficiency ratio improved to 56% for the quarter ended June 30, 2006, compared to 62% in the same period in 2005.

“We believe the company has done a good job at controlling costs as we have expanded our revenue sources and increased our net interest margin, which has helped us to improve our efficiency ratio,” said Chris Knudson, Chief Operating Officer.

Net loan charge-offs for the second quarter of 2006 were $149,000 versus net loan recoveries of $49,000 for the second quarter of 2005. For the first six months of 2006, net loan charge-offs were $39,000, compared to net loan recoveries of $18,000 for the same period in 2005. Non-performing assets totaled $6.5 million, or 0.74% of total assets, at June 30, 2006, as compared to non-performing assets of $6.8 million, or 0.81% of total assets, at June 30, 2005.

At June 30, 2006, the allowance for loan losses was $11.6 million, or 1.59% of portfolio loans and 177% of non-performing loans.  A year ago, the allowance for loan losses was $10.9 million, or 1.56% of portfolio loans and 160% of non-performing loans.  The provision for loan losses for the quarter and six month period ended June 30, 2006 was $860,000 and $914,000, respectively, as compared to $100,000 each, respectively, for the same periods in 2005. The provision for loan losses has increased due to loan growth and because the company had loan charge-offs for the quarter and six months ended June 30, 2006 compared to loan recoveries in the same periods in 2005.

In the second quarter of 2006, the company’s return on average assets (ROA) was 1.35%, compared to 1.30% in the same quarter a year ago.  Return on average equity was 13.38% for the quarter ended June 30, 2006, compared to 12.36% for the quarter ended June 30, 2005. Tangible book value per share was $13.98 at June 30, 2006, an increase from $13.11 per share at June 30, 2005.  Shareholders’ equity increased 3% to $88 million at June 30, 2006 compared to $86 million at June 30, 2005.

In September of 2002, the company instituted a stock repurchase program. In the three- and twelve-month periods ending June 30, 2006, the company repurchased none and 293,002 shares, respectively, under this program, which leaves a remaining balance of 59,713 shares available for repurchase by the company in the future. The company intends to continue to repurchase its common stock from time to time depending upon market conditions, but it can make no assurances that it will repurchase all of the shares authorized for repurchase under its stock repurchase program.

Northrim BanCorp, Inc. is the parent company of Northrim Bank, a full-service commercial bank that provides personal and business banking services through locations in Anchorage, Eagle River, Wasilla, and Fairbanks, Alaska, and an accounts receivable financing division in Washington. The bank differentiates itself with a “Customer First Service” philosophy. Affiliated companies include Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC, and Pacific Wealth Advisors, LLC.

www.northrim.com

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectibility of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

Balance Sheet
(Dollars in thousands, except per share data)
June 30,		December 31,	June 30,	Annual
	2006	2005	2005	% Change

(unaudited)			(unaudited)	(unaudited)
Assets:
Cash and due from banks	$30,882	$28,854	$29,168	6%
Overnight investments	6,810	60,836	8,392	-19%
Portfolio investments	58,532	54,975	61,849	-5%
Loans	728,088	705,059	699,663	4%
Allowance for loan losses	(11,581)	(10,706)	(10,882)	6%

Net loans	716,507	694,353	688,781	4%
Purchased receivables	20,854	12,198	8,661	141%
Premises and equipment, net	11,618	10,603	10,950	6%
Intangible assets	7,148	7,385	6,450	11%
Other assets	26,946	26,376	22,314	21%
Total assets	$879,297	$895,580	$836,565	5%

Liabilities and Shareholders’ Equity:
Demand deposits	$191,537	$196,616	$191,953	0%
Interest-bearing demand	74,818	75,988	66,288	13%
Savings deposits	48,166	46,790	48,452	-1%
Alaska CDs	203,388	197,989	158,627	28%
Money market deposits	146,639	151,903	124,441	18%
Time deposits	96,289	110,580	142,012	-32%

Total deposits	760,837	779,866	731,773	4%
Borrowings	6,234	8,415	5,761	8%
Junior subordinated debentures	18,558	18,558	8,000	132%
Other liabilities	5,266	4,267	5,009	5%

Total liabilities	790,895	811,106	750,543	5%
Minority interest in subsidiaries	25	0	0	n/a
Shareholders' equity	88,377	84,474	86,022	3%
Total liabilities and equity	$879,297	$895,580	$836,565	5%

Average Quarter Balances — unaudited
Loans	$725,776	$713,849	$691,815	5%
Total earning assets	796,926	826,548	758,493	5%
Total assets	873,654	899,476	818,493	7%
Non-interest bearing deposits	176,480	192,006	176,679	0%
Interest bearing deposits	573,867	598,898	532,116	8%
Total deposits	750,347	790,904	708,795	6%
Shareholders' equity	88,072	84,105	86,193	2%
Average Year-to-date Balances — unaudited
Loans	$717,263	$698,240	$687,413	4%
Total earning assets	794,980	778,597	753,735	5%
Total assets	868,148	842,407	811,526	7%
Non-interest bearing deposits	176,466	182,535	176,320	0%
Interest bearing deposits	570,988	550,782	523,997	9%
Total deposits	747,454	733,317	700,317	7%
Shareholders' equity	86,912	84,833	85,269	2%

Income Statement
(Dollars in thousands, except per share data)
			Quarter Ended June 30:
			2006	2005	% Change
			(unaudited)	(unaudited)	(unaudited)
Interest Income:
	Interest and fees on loans		$16,288	$13,501	21%
	Interest on portfolio investments		597	544	10%
	Interest on overnight investments		78	33	136%
		Total interest income	16,963	14,078	20%
Interest Expense:
	Interest expense on deposits		4,968	3,183	56%
	Interest expense on borrowings		469	220	113%
		Total interest expense	5,437	3,403	60%
		Net interest income	11,526	10,675	8%
Provision for loan losses			860	100	760%
		Net interest income after provision for loan losses	10,666	10,575	1%
Other Operating Income:
	Service charges on deposit accounts		490	450	9%
	Purchased receivable income		453	186	144%
	Employee benefit plan income		385	0	n/m
	Equity in earnings from mortgage affiliate		148	82	80%
	Other income		475	347	37%
		Total other operating income	1,951	1,065	83%
Other Operating Expense:
	Salaries and other personnel expense		4,671	4,426	6%
	Occupancy, net		597	574	4%
	Equipment expense		357	349	2%
	Intangible asset amortization expense		120	92	30%
	Other expense		1,970	1,932	2%
		Total other operating expense	7,715	7,373	5%
		Income before income taxes and minority interest	4,902	4,267	15%
Minority interest in subsidiaries			103	-	n/m
		Pre tax income	4,799	4,267	12%
Provision for income taxes			1,860	1,611	15%
		Net income	$2,939	$2,656	11%
		Basic EPS	$0.50	$0.44	14%
		Diluted EPS	$0.50	$0.42	19%
		Average basic shares	5,821,793	6,095,922	-4%
		Average diluted shares	5,907,153	6,278,673	-6%

Income Statement
(Dollars in thousands, except per share data)
Income Statement

(Dollars in thousands, except per share data)
				Six Months Ended June 30:
			2006	2005	% Change
Interest Income:			(unaudited)	(unaudited)	(unaudited)
	Interest and fees on loans		$31,564	$26,226	20%
	Interest on portfolio investments		1,126	1,106	2%
	Interest on overnight investments		337	59	471%
		Total interest income	33,027	27,391	21%
Interest Expense:
	Interest expense on deposits		9,364	5,790	62%
	Interest expense on borrowings		838	443	89%
		Total interest expense	10,202	6,233	64%
		Net interest income	22,825	21,158	8%
Provision for loan losses			914	100	814%
		Net interest income after provision for loan losses	21,911	21,058	4%
Other Operating Income:
	Service charges on deposit accounts		974	851	14%
	Purchased receivable income		766	347	121%
	Employee benefit plan income		558	0	n/m
	Equity in earnings from mortgage affiliate		155	61	154%
	Other income		926	654	42%
		Total other operating income	3,379	1,913	77%
Other Operating Expense:
	Salaries and other personnel expense		9,436	8,784	7%
	Occupancy, net		1,238	1,141	9%
	Equipment expense		698	693	1%
	Intangible asset amortization expense		241	184	31%
	Other expense		4,066	3,701	10%
		Total other operating expense	15,679	14,503	8%
		Income before income taxes and minority interest	9,611	8,468	13%
Minority interest in subsidiaries			148	-	n/m
		Pre tax income	9,463	8,468	12%
Provision for income taxes			3,629	3,232	12%
		Net income	$5,834	$5,236	11%
		Basic EPS	$1.00	$0.86	16%
		Diluted EPS	$0.99	$0.83	19%
		Average basic shares	5,823,577	6,097,797	-4%
		Average diluted shares	5,905,178	6,285,520	-6%

Other Data
(Dollars in thousands, except per share data)
June 30,		December 31,	June 30,
	2006	2005	2005

(unaudited)		(unaudited)	(unaudited)
Asset Quality:
Non accrual loans	$4,686	$5,090	$5,706
Loans 90 days past due	1,846	981	1,095
Restructured loans	—	—	—

Total non-performing loans	6,532	6,071	6,801
Other real estate owned	—	105	—
Total non-performing assets	$6,532	$6,176	$6,801

Non-performing loans / portfolio loans	0.90%	0.86%	0.97%
Non-performing assets / assets	0.74%	0.69%	0.81%
Allowance for loan losses / portfolio loans	1.59%	1.52%	1.56%
Allowance / non-performing loans	177.30%	176.35%	160.01%
Loan charge-offs, net for the quarter	$149	$1,184	($49)
Loan charge-offs, net year-to-date	$39	$1,228	($18)
Net loan charge-offs / average loans, annualized	0.01%	0.18%	-0.01%
Other Data (At quarter end):
Book value per share	$15.21	$14.56	$14.17
Tangible book value per share	$13.98	$13.28	$13.11
Tier 1 / Risk Adjusted Assets	12.31%	12.10%	11.65%
Total Capital / Risk Adjusted Assets	13.56%	13.35%	12.90%
Tier 1 /Average Assets	11.59%	10.81%	10.80%
Shares outstanding	5,811,379	5,803,487	6,071,237
Unrealized gain (loss) on AFS securities,
net of income taxes	($692)	($489)	($150)
Other Data (For the quarter):
Net interest margin (tax equivalent)	5.82%	5.59%	5.67%
Efficiency ratio*	56.36%	55.82%	62.02%
Return on average assets	1.35%	1.36%	1.30%
Return on average equity	13.38%	14.59%	12.36%
Other Data (Year-to-date):
Net interest margin (tax equivalent)	5.81%	5.66%	5.68%
Efficiency ratio*	58.91%	59.72%	62.06%
Return on average assets	1.36%	1.33%	1.30%
Return on average equity	13.54%	13.17%	12.38%
*excludes intangible asset amortization expense